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Item 7(b)

CALENDAR CAPITAL, INC.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

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    The pro forma condensed consolidated balance sheet at December 31, 1999 and the pro forma condensed consolidated statement of operations for the nine months then ended are presented as if the acquisition of Entrenaut, Inc. occurred on July 1, 1999 (date of inception of Entrenaut, Inc.). The pro forma adjustments eliminate intercompany advances.

	Entrenaut, Inc. December 31, 1999	Calendar Capital, Inc. December 31, 1999	Pro forma adjustments	Pro forma Combined December 31, 1999
Proforma balance sheet:
Current assets	$236,778	$72,650	$(30,000)	$279,428
Investments	1,144,053			1,144,053
Property and equipment, net	9,309			9,309
Goodwill	308,763			308,763

	$1,698,903	$72,650	$(30,000)	$1,741,553

Current liabilities	$503,269	$772,791	$(30,000)	$1,246,060
Deferred tax liability	2,172			2,172
Shareholders' equity	1,193,462	(700,141)		493,321

	$1,698,903	$72,650	$(30,000)	$1,741,553

Proforma statement of operations:
Revenue, net	$396,185			$396,185
Expenses	569,317	$44,119		613,436

Net loss	$(173,132)	$(44,119)		$(217,251)

Loss per common share—basic and diluted	(.12)	(.00)		(.02)

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SIGNATURES

Pursuant to the requirements of Section 13 of 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned, thereunto duly authorized.

CALENDAR CAPITAL, INC. (Registrant)
Date: March 14, 2000	By:	/s/ Paul D. Crawford Paul D. Crawford, Chief Executive Officer

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Item 7(b)
SIGNATURES